Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Met-Pro Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to Met-Pro Corporation Retirement Savings Plan of our report dated May 22, 2008 relating to the financial statements and financial schedule of Met-Pro Corporation Retirement Savings Plan which appears in this Form 11-K.

/s/ Margolis & Company, P.C.
Certified Public Accountants

Bala Cynwyd, Pennsylvania
June 23, 2008